                                                                     EXHIBIT 4.1

                            METASOLV SOFTWARE, INC.

                          INVESTORS' RIGHTS AGREEMENT



                                 June 2, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  Registration Rights..................................................      1
       1.1   Definitions.................................................      1
       1.2   Request for Registration....................................      2
       1.3   Company Registration........................................      4
       1.4   Form S-3 Registration.......................................      5
       1.5   Obligations of the Company..................................      6
       1.6   Information from Holder.....................................      7
       1.7   Expenses of Registration....................................      7
       1.8   Delay of Registration.......................................      8
       1.9   Indemnification.............................................      8
       1.10  Reports Under Securities Exchange Act of 1934...............     10
       1.11  Assignment of Registration Rights...........................     11
       1.12  Limitations on Subsequent Registration Rights...............     11
       1.13  "Market Stand-Off" Agreement................................     11
       1.14  Termination of Registration Rights..........................     12

2.  Covenants of the Company.............................................     12
       2.1   Delivery of Financial Statements............................     12
       2.2   Right of First Offer........................................     12
       2.3   Key-Man Insurance...........................................     14
       2.4   Inspection..................................................     14
       2.5   Board of Directors..........................................     14
       2.6   Observer Rights.............................................     14
       2.7   Payment of Taxes, etc.......................................     15
       2.8   Dealings with Related Parties...............................     15
       2.9   Auditors....................................................     15
       2.10  Termination of Covenants....................................     15

3.  Miscellaneous........................................................     15
       3.1   Successors and Assigns......................................     15
       3.2   Governing Law...............................................     16
       3.3   Counterparts................................................     16
       3.4   Titles and Subtitles........................................     16
       3.5   Notices.....................................................     16
       3.6   Expenses....................................................     16
       3.7   Entire Agreement; Amendments and Waivers....................     16
       3.8   Severability................................................     16
       3.9   Aggregation of Stock........................................     17
       3.10  Legends.....................................................     17

Schedule A:  Investors
Schedule B:  Management Holders

                          INVESTORS' RIGHTS AGREEMENT

          THIS INVESTORS' RIGHTS AGREEMENT is made as of June 2, 1998, by and among MetaSolv Software, Inc, a corporation (the "Company"), the investors listed on Schedule A hereto, each of which is herein referred to as an
          ----------
"Investor," and the members of the Company's management team listed on Schedule
                                                                       --------
B hereto, each of whom is referred to herein as a "Management Holder." The
-
rights of a Management Holder hereunder shall only be available to persons who, at the time such person exercises such rights, are serving in a management capacity with the Company and own at least 50,000 shares of Registrable Securities.

                                   RECITALS
                                   --------

          WHEREAS, the Company and certain of the Investors are parties to the Class C Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement");

          WHEREAS, the Company and certain of the Investors are parties to that certain Amended Shareholders' Agreement dated October 15, 1993, as amended on January 18, 1996 (the "Prior Agreement");

          WHEREAS, in order to induce certain of the Investors to invest funds in the Company pursuant to the Purchase Agreement, the parties hereto desire to terminate the Prior Agreement and replace it in its entirety by this Agreement and the Right of First Refusal and Co-Sale Agreement of even date herewith (the "Co-Sale Agreement"); and

          WHEREAS, the parties hereto hereby agree that this Agreement shall govern the rights of the Investors and the Management Holders to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein and that the Co-Sale Agreement will govern certain other rights among the Investors and the Management Holders.

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and the Co-Sale Agreement, and the parties hereto further agree as follows:

          1.   Registration Rights. The Company covenants and agrees as follows:
               -------------------

               1.1  Definitions. For purposes of this Section 1:
                    -----------

                    (a) The term "Act" means the Securities Act of 1933, as amended.

                    (b) The term "Class B Preferred Stock" shall in all cases be deemed to include shares of Class B-1 Preferred Stock and all provisions applicable to the Class B Preferred Stock shall be deemed to apply to the Class B Preferred Stock and Class B-1 Preferred Stock voting together as a single class and not as separate classes, on an as-converted basis. The term "Class C Preferred Stock" shall in all cases be deemed to include shares of Class C-1 Preferred Stock and all provisions applicable to the Class C Preferred Stock shall be deemed to apply to the Class C Preferred Stock and Class C-1 Preferred Stock voting together as a single class and not as separate classes, on an as-converted basis .

                    (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                    (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

                    (e) The term "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock under the Act.

                    (f) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

                    (g) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                    (h) The term "Registrable Securities" means (i) Common Stock held by the Investors, (ii) the Common Stock issuable or issued upon conversion of the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock, (iii) the shares of Common Stock issued to the Management Holders, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                    (i) The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

                    (j) The term "SEC" shall mean the Securities and Exchange Commission.

               1.2  Request for Registration.
                    ------------------------

                    (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after six (6) months after the effective date of the Initial

Offering, a written request from the holders of twenty percent (20%) or more of the outstanding Common Stock issuable or issued upon conversion of the Class C Preferred Stock then outstanding (the "Initiating Holders") that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $5,000,000, then the Company shall, within ninety (90) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(a).

                    (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that Management Holder's Registrable Securities
          --------  -------
shall be excluded from such underwriting before any Investor's Registrable Securities are reduced. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                    (c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

                         (i)   in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

                         (ii)  after the Company has effected two (2)
registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

                         (iii) during the period starting with the date sixty
(60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below; or

                         (iv)  if the Initiating Holders propose to dispose of
Registrable Securities that may be registered on Form S-3 pursuant to Section
1.4 hereof; or

                         (v)   if the Company shall furnish to Holders
requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

               1.3  Company Registration.
                    --------------------

                    (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.3(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                    (b)  Right to Terminate Registration. The Company shall
                         -------------------------------
have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 1.7 hereof.

                    (c)  Underwriting Requirements. In connection with any
                         -------------------------
offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders); provided, however, that
                                                         --------  -------
Management Holder's Registrable Securities shall be excluded from such underwriting before any Investor's Registrable Securities are reduced. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the affiliated partnerships, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

               1.4  Form S-3 Registration. In case the Company shall receive
                    ---------------------
from the Holders of twenty percent (20%) of the Registrable Securities or Holders of at least 50% of the Common Stock issued or issuable upon conversion of the Class C Preferred Stock then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

                    (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                    (b) use all reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

                         (i)   after the Company has effected four (4)
registrations pursuant to this Section 1.4, and such registrations have been declared or ordered effective;

                         (ii)  if Form S-3 is not available for such offering by
the Holders;

                         (iii) if the Holders, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) in a registration of less than $3,000,000;

                         (iv)  if the Company shall furnish to the Holders a
certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided;

                         (v)   if the Company has, within the six (6) month
period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.4; or

                         (vi)  in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                    (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

               1.5  Obligations of the Company. Whenever required under this
                    --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

                    (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                    (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                    (d) use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                    (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                    (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                    (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

                    (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               1.6  Information from Holder. It shall be a condition precedent
                    -----------------------
to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               1.7  Expenses of Registration. All expenses other than
                    ------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements, not to exceed an aggregate of $10,000 per registration, of counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or
1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2, provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the business of the Company (other than a material adverse change attributable to general market or economic conditions, acts of war, natural disasters or other similar events beyond the Company's control) from that known by the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

               1.8  Delay of Registration. No Holder shall have any right to
                    ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

               1.9  Indemnification. In the event any Registrable Securities
                    ---------------
are included in a registration statement under this Section 1:

                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection l.9(b) exceed the gross proceeds from the offering received by such Holder.

                    (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                    (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                    (f)  The obligations of the Company and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

               1.10 Reports Under Securities Exchange Act of 1934. With a view
                    ---------------------------------------------
to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                    (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the Initial Offering;

                    (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                    (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

               1.11 Assignment of Registration Rights. The rights to cause the
                    ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, affiliated partnership, partner, limited partner, retired partner or shareholder of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

               1.12 Limitations on Subsequent Registration Rights. From and
                    ---------------------------------------------
after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

               1.13 "Market Stand-Off" Agreement. Each Holder hereby agrees
                     ---------------------------
that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. No Holder shall be entitled to release from the provisions of this
Section 1.13 unless such release applies to all Holders on a pro rata basis (calculated as set forth in Section 2.2(b) below). The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               1.14 Termination of Registration Rights. No Holder shall be
                    ----------------------------------
entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the Initial Offering or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act.

          2.   Covenants of the Company.
               ------------------------

               2.1  Delivery of Financial Statements. The Company shall
                    --------------------------------
deliver to each Investor who holds at least 500,000 shares of Registrable
Securities:

                    (a) as soon as practicable after, and in any event, within 30 days after, the end of each month, a copy of the balance sheet of the Company and a statement of operations for such month and the portion of the fiscal year ending on the last day of such month, prepared in reasonable detail and certified as to accuracy in all material respects, subject to year-end audit adjustments, by the principal financial officer of the Company.

                    (b) during the second quarter of each fiscal year, a copy of the consolidated balance sheet for the Company and its subsidiaries as of the end of the immediately preceding fiscal year, consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for such year, all in reasonable detail, prepared and certified by an independent public accounting firm;

                    (c) copies of all financial statements and reports that the Company sends to its stockholders or files with the Securities and Exchange Commission or any stock exchange on which any securities of the Company may be listed;

                    (d) promptly upon receipt thereof, any addition reports, management letters, or other written information concerning the Company's operations and financial affairs given to the Company by its independent public accountants (and not otherwise contained in other materials furnished to the Investors); and

                    (e) such other financial and other information as the Investor may reasonably request or as the Board of Directors may elect to distribute, including budgets, operating plans, monthly or quarterly financial statements, or monthly executive summaries of the Company's activities.

               2.2  Right of First Offer. Subject to the terms and conditions
                    --------------------
specified in this paragraph 2.2, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.2, Investor includes any general partners and affiliates of an Investor and assignees or transferees of an Investor that acquire at least 50,000 shares of Registrable Securities. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions.

                    (a)  The Company shall deliver a notice in accordance with
Section 3.5 ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

                    (b) By written notification received by the Company, within ten (10) calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities).

                    (c) If all Shares that Investors are entitled to obtain pursuant to subsection 2.2(b) are not elected to be obtained as provided in subsection 2.2(b) hereof, the Company may, during the one hundred twenty (120) day period following the expiration of the period provided in subsection 2.2(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within one hundred twenty (120) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                    (d) The right of first offer in this Section 2.2 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors and consultants for the primary purpose of soliciting or retaining their services; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes or (vi) the issuance of any dividends permitted under the Company's Amended and Restated Certificate of Incorporation payable to the holders of the Company's Common Stock in shares of Common Stock or to the holders of the Company's Preferred Stock in shares of Preferred Stock.

               2.3  Key-Man Insurance. The Company has as of the date hereof
                    -----------------
or shall obtain as soon as practicable from financially sound and reputable insurers term life insurance on the lives of James P. Janicki and Michael J. Watters in the amount of $1,500,000 each. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

               2.4  Inspection. The Company will also permit each Investor and
                    ----------
its authorized representatives, at all reasonable times and as often as reasonably requested, to visit and inspect, at the expense of such Investor, any of the properties of the Company, to inspect its books and records and to make extracts therefrom, and to discuss the affairs, finances and accounts of the Company with its officers; provided that the Investor shall at all times maintain the confidentiality of any proprietary information of the Company and its clients, and provided further that Investor shall conduct all such inspections in a manner that is not disruptive to the employees or operations of the Company.

               2.5  Board of Directors.
                    ------------------

                    (a) With respect to the member of the Board of Directors that the Company's Amended and Restated Certificate of Incorporation provides is to be elected by the holders of shares of the Company's Class C Preferred Stock (the "Class C Director"), in any election of directors of the Company, the Investors and Management Holders shall each vote at any regular or special meeting of stockholders (or by written consent) such number of shares of Preferred Stock or Common Stock then owned by them (or as to which they then have voting power) as may be necessary to elect as the Class C Director an industry representative mutually acceptable to Weiss, Peck & Greer Venture Partners L.P. ("WPGVP") and the Company. The initial Class C Director shall be Barry Eggers; provided, however, that WPGVP shall cause Mr. Eggers to resign promptly upon the identification, nomination, and election by the Board of Directors or stockholders of the above-referenced industry representative.

                    (b) In any election of directors of the Company, the remaining directors shall be elected in accordance with the Company's Amended and Restated Certificate of Incorporation.

                    (c) The Company will give each Director written notice at least 24 hours in advance of all meetings of the Board of Directors and all meetings of committees of the Board of Directors. The Company shall conduct Board of Directors meetings approximately every 6 weeks. At least every other Board meeting shall be held in person, rather than telephonically. The Company shall pay reasonable out-of-pocket travel expenses for board members' travel to board meetings.

               2.6  Observer Rights. At such time as Barry Eggers is no longer
                    ---------------
the Class C Director pursuant to the provisions of Section 2.5 and as along as entities affiliated with WPGVP own not less than 250,000 shares of the Class C Preferred Stock such entities are purchasing hereunder (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of WPGVP to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided, and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is a direct competitor to the Company.

               2.7  Payment of Taxes, etc. The Company will pay and discharge
                    ---------------------
or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or properties before the same shall become in default, as well as all lawful claims for labor, materials and supplies that, if not paid when due, might result in the imposition of a lien or charge upon any of its properties; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established.

               2.8  Dealings with Related Parties. All transactions by and
                    -----------------------------
between the Company on the one hand and stockholders, directors, officers and employees of the Company, or entities controlled by or affiliated with such persons, on the other hand, shall be conducted on an arms-length basis and shall be on terms and conditions no less favorable to the Company that could be obtained from unaffiliated persons.

               2.9  Auditors. The Company will engage a firm of independent
                    --------
certified public accountants to audit the Company's financial statements. Such firm shall be chosen for among those firms generally known as the "Big 6."

               2.10 Termination of Covenants. The covenants set forth this in
                    ------------------------
Section 2 shall terminate and be of no further force or effect (i) when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act and (ii) upon an event of liquidation as defined in the Company's Amended and Restated Certificate of Incorporation, whichever event shall first occur.

          3.   Miscellaneous.
               -------------

               3.1  Successors and Assigns. Except as otherwise provided
                    ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               3.2  Governing Law. This Agreement shall be governed by and
                    -------------
construed under the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas.

               3.3  Counterparts. This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               3.4  Titles and Subtitles. The titles and subtitles used in this
                    --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               3.5  Notices. Unless otherwise provided, any notice required or
                    -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

               3.6  Expenses. If any action at law or in equity is necessary to
                    --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               3.7  Entire Agreement: Amendments and Waivers. This Agreement
                    ----------------------------------------
(including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes all other agreements between or among any of the parties with respect to the subject matter hereof or thereof, including the Prior Agreement. Except as set forth in Section 1.13, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided, however, that in the event that such amendment or waiver, alone or when considered together with a contemporaneous benefit received by such other parties, adversely affects the obligations and/or rights of a party to this Agreement in a different manner than the other parties to this Agreement, such amendment or waiver shall also require the written consent of such party who is adversely affected in a different manner. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities each future holder of all such Registrable Securities, and the Company.

               3.8  Severability. If one or more provisions of this Agreement
                    ------------
are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9  Aggregation of Stock.  All shares of Registrable Securities held
               --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of the foregoing, the shares held by any stockholder that (i) is a partnership or corporation shall be deemed to include shares held by affiliated partnerships or the partners, retired partners and stockholders of such holder or members of the "immediate family" (as defined below) of any such partners, retired partners and stockholders, and any custodian or trustee for the benefit of any of the foregoing persons and (ii) is an individual shall be deemed to include shares held by any members of the stockholder's immediate family ("immediate family" shall include any spouse, father, mother, brother, sister,
  ----------------
lineal descendant of spouse or lineal descendant) or to any custodian or trustee for the benefit of any of the foregoing persons. For purposes of the foregoing, the shares held by any stockholder that (i) is a partnership or corporation shall be deemed to include shares held by affiliated partnerships or the partners, retired partners and stockholders of such holder or members of the "immediate family" (as defined below) of any such partners, retired partners and stockholders, and any custodian or trustee for the benefit of any of the foregoing persons and (ii) is an individual shall be deemed to include shares held by any members of the stockholder's immediate family ("immediate family"
                                                            ----------------
shall include any spouse, father, mother, brother, sister, lineal descendant of spouse or lineal descendant) or to any custodian or trustee for the benefit of any of the foregoing persons.

          3.10 Legends.  The certificates evidencing Registrable the Securities
               -------
shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION AND VOTING THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS (INCLUDING, AMONG OTHER THINGS, MARKET STAND-OFF PROVISIONS AND A VOTING AGREEMENT) CONTAINED IN AN INVESTORS' RIGHTS AGREEMENT AMONG THE COMPANY AND CERTAIN STOCKHOLDERS. A COPY OF THE INVESTORS' RIGHTS AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                 METASOLV SOFTWARE, INC.



                                 By: /s/ Michael J. Watters
                                    -------------------------------------------
                                    Michael J. Watters, Chief Executive Officer

                                 Address:  5560 Tennyson Parkway
                                           Plano, Texas  75024




                 SIGNATURE PAGE TO INVESTOR'S RIGHTS AGREEMENT

                          SIGNATURE PAGE OF INVESTOR
                          --------------------------

          In consideration of the Company's entering into the Investors' Rights Agreement (the "Agreement") and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees to be an Investor under the terms of the Agreement and to be subject to all terms and provisions of the Agreement with respect to the undersigned's Registrable Securities, effective June 2, 1998. The name and address of the undersigned Investor are as follows:




                  __________________________________________

                  __________________________________________

                  __________________________________________

                  __________________________________________



                                   ______________________________________
                                   Signature


                                   ______________________________________
                                   Printed Name



                 SIGNATURE PAGE TO INVESTOR'S RIGHTS AGREEMENT


                    [Counterpart signature pages omitted.]

                                  Schedule A
                                  ----------

                                   INVESTORS


WPG Enterprise Fund III, L.P.
Weiss, Peck & Greer Venture Associates IV, L.P.
Weiss, Peck & Greer Venture Associates IV Cayman, L.P.
WPG Information Sciences Entrepreneur Fund, L.P.
555 California Street, Suite 3130
San Francisco, CA  94104

Eugene M. Cummings
1143 Lawrence
Lake Forest, IL  60045

Kathryn F. Donaldson
Baker & Donaldson
2410 Wyoming Ave. NW, Suite 300
Washington, DC  20008

Geoffrey B. Baker
Baker & Donaldson
2410 Wyoming Ave. NW, Suite 300
Washington, DC  20008

Louis C. Baker Trust U/A Dated 5/5/89/FBO
Blake Donaldson Baker
c/o Geoffrey B. Baker, Trustee
Baker & Donaldson
2410 Wyoming Ave. NW, Suite 300
Washington, DC  20008

Louis C. Baker Trust U/A Dated 5/5/89/FBO
Grey Donaldson Baker
c/o Mr. Geoffrey Baker, Trustee
Baker & Donaldson
2410 Wyoming Ave. NW, Suite 300
Washington, DC  20008

Gardner W. Heidrick Declaration of Trust
The Heidrick Partners, Inc.
20 N. Wacker Drive, Suite 2850
Chicago, IL  60606- 3171

Richard E. Lyke
111 E. Chestnut, Apt. 32C
Chicago, IL  60611- 2018

Robert R. Maxfield
12930 Saratoga Ave., Suite B-3
Saratoga, CA  95070

Robert D. Moomey
Bob Moomey Communications
556 Diane Drive
Palatine, IL  60074

David R. Semmel
350 West Hubbard Street, Suite 350
Chicago, IL  60610

Pangaea Partners, LP
c/o David R. Semmel
350 West Hubbard Street, Suite 350
Chicago, IL  60610

Kettle Partners, LP
c/o David R. Semmel
350 West Hubbard Street, Suite 350
Chicago, IL  60610

Business Resources International, Inc.
c/o William N. Sick, Jr.
565 Sheridan Road
Winnetka, IL  60093

Adam Solomon
Shaker Investments, Inc.
237 Park Avenue, Suite 900
New York, NY  10017

CKS Family Trust
c/o Anthony M. Solomon, Trustee
Shaker Investments, Inc.
237 Park Avenue, Suite 900
New York, NY  10017

William J. Turner
Turner & Partners

7425 Bay Colony Drive
Naples, FL  33963- 7514

William N. Weaver, Jr.
Sachnoff & Weaver
30 S. Wacker Drive, 29/th/ Floor
Chicago, IL  60606

William N. Sick
565 Sheridan Road
Winnetka, IL  60093

Jill Melanie Sick 1991 Trust
c/o William N. Sick, Jr. Trustee
565 Sheridan Road
Winnetka, IL  60093

David Louis Sick 1991 Trust
c/o William N. Sick, Jr. Trustee
565 Sheridan Road
Winnetka, IL  60093

Louis Pitchlyn Williams 1992
c/o William N. Sick, Jr. Trustee
565 Sheridan Road
Winnetka, IL  60093

Michael J. Watters
2604 Cedarwood Court
Dallas, TX  75070

The Watter's Children's Trust
c/o Michael J. Watters, Trustee
2604 Cedarwood Court
Dallas, TX  75070

Terry L. Sigle
6909 Hickory Creek
Plano, TX  75023

Austin Ventures IV-A, L.P.
John D. Thornton
Austin Ventures
1300 Norwood Tower
114 West 7/th/ Street

Austin, TX  78701
Austin Ventures IV-B, L.P.
John D. Thornton
1300 Norwood Tower
114 West 7/th/ Street
Austin, TX  78701

H.   Brian Thompson
LCI International
8180 Greensboro Drive, Suite 800
McLean, VA  22102

Joseph Pollard
MetaSolv Software, Inc.
5560 Tennyson Pkwy
Plano, TX  75024

                                  Schedule B
                                  ----------

                              MANAGEMENT HOLDERS

James P. Janicki
MetaSolv Software, Inc.
5560 Tennyson Pkwy
Plano, TX  75024

Joseph Pollard
MetaSolv Software, Inc.
5560 Tennyson Pkwy
Plano, TX  75024

Dana Brown
MetaSolv Software, Inc.
5560 Tennyson Pkwy
Plano, TX  75024

Jonathan K. Hustis
MetaSolv Software, Inc.
5560 Tennyson Pkwy
Plano, TX  75024

Kim Lewis
MetaSolv Software, Inc.
5560 Tennyson Pkwy
Plano, TX  75024

                                      B-1